Exhibit 10.2

Employment Agreement for Robert H. Steinfeld

As Amended and Restated as of January 1, 2005

IMS HEALTH INCORPORATED

Employment Agreement for Robert H. Steinfeld

As Amended and Restated as of January 1, 2005

THIS EMPLOYMENT AGREEMENT (the “Agreement”) by and between IMS HEALTH INCORPORATED, a Delaware corporation (the “Company”), and Robert H. Steinfeld (“Executive”), which was first effective as of November 14, 2000 (the “Effective Date”), and thereafter amended and restated effective as of February 11, 2003 and amended effective as of January 1, 2005 is hereby amended and restated in its entirety effective as of January 1, 2005.

WITNESSETH

WHEREAS, Executive has served the Company and its predecessors in executive capacities since February 24, 1997;

WHEREAS, the Company desires to continue to employ Executive as Senior Vice President and General Counsel of the Company, and Executive desires to continue such employment on the terms and conditions herein set forth; and

WHEREAS, the Company and Executive desire to amend and restate the Agreement in its entirety to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations thereunder (the “Regulations”) and in certain other respects effective as of January 1, 2005.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

1.             Employment.

The Company hereby agrees to employ Executive as its Senior Vice President and General Counsel (with the principal executive duties set forth below in Section 3), and Executive hereby agrees to accept such employment and serve in such capacities, during the Term as defined in Section 2 (subject to Section 7(c) and 7(e)) and upon the terms and conditions set forth in this Agreement.

2.             Term.

The term of employment of Executive under this Agreement (the “Term”) shall be the period commencing on the Effective Date and ending on December 31, 2002 and any period of extension thereof in accordance with this Section 2, except that the Term will end at a date, prior to the end of such period or extension thereof, specified in Section 6 or 7 in the event of termination of Executive’s employment. The Term, if not previously ended, shall be extended automatically without further action by either party by one additional year (added to the end of the Term) first on December 31, 2002 (extending the Term to December 31, 2003) and on each succeeding December 31 thereafter, unless either party shall have served written notice in accordance with Section 12(d) upon the other party on or before the June 30 preceding a December 31 extension date electing not to extend the Term further as of that December 31 extension date, in which case employment shall terminate on that December 31 and the Term shall end at that date, subject to earlier termination of employment and earlier termination of the Term in accordance with Section 6 or 7. The foregoing notwithstanding, in the event there occurs a Potential Change in Control during the period of 180 days prior to the December 31 on which the Term will terminate as a result of notice given by the Executive or the Company hereunder, the Term shall be extended automatically at that December 31 until the day after the earlier of (a) the date the Change in Control is consummated; or (b) the date the Change in Control contemplated by such Potential Change in Control is fully and finally abandoned. Any termination by the Company of Executive’s employment without Cause (as defined in Section 8(a)) or any termination by Executive of his employment for Good Reason (as defined in Section 8(e)(i) through (viii)) following the occurrence of such Potential Change in Control but prior to the Change in Control contemplated by such Potential Change in Control shall be deemed a termination by the Company without Cause within two years after a Change in Control as set forth in Section 7(e) and a termination by Executive for Good Reason within two years after a Change in Control as set forth in Section 7(f), respectively, upon the occurrence of the Change in Control contemplated by such Potential Change in Control and the compensation and benefits payable pursuant to Sections 7(e) or 7(f), as the case may be, shall be paid as provided therein as though Executive’s date of termination had occurred immediately following such Change in Control; provided, however, that the provisions of Sections 7(c) or 7(d), respectively, shall continue to apply in the interim and there shall be no duplication of any compensation or benefits theretofore paid or to be paid to Executive pursuant to Sections 7(c) or 7(d).

3.             Offices and Duties.

The provisions of this Section 3 will apply during the Term, except as otherwise provided in Section 7(c) or 7(e):

(a)           Generally.  Executive shall serve as the Senior Vice President and General Counsel of the Company.  Executive shall have and perform such duties, responsibilities, and authorities as are customary for the general counsel of a publicly held corporation of the size, type, and nature of the Company as they may exist from time to time.  In addition, Executive shall have and perform such additional duties, responsibilities, and authorities as may be from time to time assigned by the Chief Executive Officer based on his assessment of the business needs of the Company, and the Company reserves the right to change or modify these assignments and any positions and titles associated therewith.  Executive shall devote his full business time and attention, and his best efforts, abilities, experience, and talent, to the positions of Senior Vice President and General Counsel and other assignments hereunder, and for the business of the Company, without commitment to other business endeavors, except that Executive (i) may make personal investments which are not in conflict with his duties to the Company and manage personal and family financial and legal affairs, (ii) may undertake public speaking engagements, and (iii) may serve as a director of (or similar position with) any other business or an educational, charitable, community, civic, religious, or similar type of organization with the approval of the Chief Executive Officer, so long as such activities (i.e., those listed in clauses (i) through (iii)) do not preclude or render unlawful Executive’s employment or service to the Company or otherwise materially inhibit the performance of Executive’s duties under this Agreement or materially impair the business of the Company or its subsidiaries.

(b)           Place of Employment.  Executive’s principal place of employment shall be at the Corporate Offices of the Company which shall be in Fairfield County, Connecticut.

4.             Salary and Annual Incentive Compensation.

As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay to Executive during the Term the compensation set forth in this Section 4.

(a)           Base Salary. The Company will pay to Executive during the Term a base salary, the annual rate of which shall be $275,000, payable in cash in substantially equal semi-monthly installments commencing at the beginning of the Term, and otherwise in accordance with the Company’s usual payroll practices with respect to senior executives (except to the extent deferred under Section 5(d)). Executive’s annual base salary shall be reviewed by the Human Resources Committee (the Compensation and Benefits Committee before January 1, 2007) (the “Committee”) of the Board of Directors (the “Board”) at least once in each calendar year, and may be increased above, but may not be reduced below, the then-current rate of such base salary. For purposes of this Agreement, “Base Salary” means Executive’s then-current base salary.

(b)           Annual Incentive Compensation. The Company will pay to Executive during the Term annual incentive compensation which shall offer to Executive an opportunity to earn additional compensation based upon performance in amounts determined by the Committee in accordance with the applicable plan and consistent with past practices of the Company; provided, however, that the annual incentive opportunity during the Term shall be not less than the greater of 51% of Base Salary or the annual target incentive opportunity for the prior year for achievement of target level performance, with the nature of the performance and the levels of performance triggering payments of such annual target incentive compensation for each year to be established and communicated to Executive during the first quarter of such year by the Committee; provided, further, that annual incentive payable for performance in 2000 shall be based on the amount of salary actually paid during the year.  In addition, the Committee (or the Board) may determine, in its discretion, to increase the Executive’s annual target incentive opportunity or provide an additional annual incentive opportunity, in excess of the annual target incentive opportunity, payable for performance in excess of or in addition to the performance required for payment of the annual target incentive amount. Any annual incentive compensation payable to Executive shall be paid in accordance with the applicable plan (except to the extent deferred under Section 5(d)).

5.             Long-Term Compensation, Including Stock Options, Benefits, Deferred Compensation, and Expense Reimbursement

(a)           Executive Compensation Plans.  Executive shall be entitled during the Term to participate, without discrimination or duplication, in executive compensation plans and programs intended for general participation by senior executives of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, subject to the eligibility and other requirements of such plans and programs, including without limitation any stock option plans, plans under which restricted stock/restricted stock units, performance-based restricted stock/restricted stock units (“PERS”) or performance-accelerated restricted stock/restricted stock units (“PARS”) may be awarded, other annual and long-term cash and/or equity incentive plans, and deferred compensation plans; provided, however, that Executive’s participation in such plans and programs, in the aggregate, shall provide him with compensation and incentive award opportunities substantially no less favorable than those provided by the Company to Executive under such plans and programs as in effect on February 11, 2003.  The Company makes no commitment under this Section 5(a) to provide participation opportunities to Executive in all plans and programs or at levels equal to (or otherwise comparable to) the participation opportunity of any other executive.  The foregoing notwithstanding, Executive shall be entitled to participate in the PERS program based on annual performance commencing with the 2001 performance year, and will not be granted PERS with respect to the 2000 performance year.

(b)           Employee and Executive Benefit Plans.  Executive shall be entitled during the Term to participate, without discrimination or duplication, in employee and executive benefit plans and programs of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, subject to the eligibility and other requirements of such plans and programs, including without limitation plans providing pensions, supplemental pensions, supplemental and other retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, as well as savings, profit-sharing, and stock ownership plans; provided, however, that Executive’s participation in such benefit plans and programs, in the aggregate, shall provide Executive with benefits and compensation substantially no less favorable than those provided by the Company to Executive under such plans and programs as in effect on February 11, 2003.  The Company makes no commitment under this Section 5(b) to provide participation opportunities to Executive in all benefit plans and programs or at levels equal to (or otherwise comparable to) the participation opportunity of any other executive.  The foregoing notwithstanding, Executive shall be eligible to participate or receive compensation and benefits under the Company’s Employee Protection Plan and his Change-in-Control Agreement, provided that any compensation and benefits to Executive under the Employee Protection Plan and the Change-in-Control Agreement shall be payable only if and to the extent that such benefits would exceed the corresponding benefits payable under this Agreement.

In furtherance of and not in limitation of the foregoing, during the Term:

(i)            Executive will participate as Senior Vice President and General Counsel in all executive and employee vacation and time-off programs;

(ii)           The Company will provide Executive with coverage as Senior Vice President and General Counsel with respect to long-term disability insurance and benefits substantially no less favorable (including any required contributions by Executive) than such insurance and benefits in effect on February 11, 2003;

(iii)          Executive will be covered by Company-paid group and individual term life insurance providing a death benefit no less than the death benefit provided under Company-paid insurance in effect on February 11, 2003; provided, however, that, with the consent of Executive, such insurance may be combined with a supplementary retirement funding vehicle; and

(iv)          Executive will be entitled to benefits under the IMS Health Incorporated Executive Pension Plan (“EXPP”), with the effective date of Executive’s participation therein to be February 11, 2003.  Notwithstanding anything to the contrary in this Agreement or the EXPP, Executive’s years of service with the Company (and its predecessor Cognizant Corporation) prior to the date that his participation in the EXPP commenced shall be included as Service for purposes of participation, vesting and accrual of benefits under the EXPP subject to the special rules contained in this Section 5(b)(iv).  For the period from February 11, 2003 through January 31, 2006, Executive shall be deemed a participant in both the EXPP and the IMS Health Incorporated U.S. Executive Retirement Plan (the “USERP”), with Service apportioned between the two Plans; for this purpose, Executive shall be credited with additional Service for purposes of the EXPP (the “Additional Service Credits”), including without limitation, Sections 3.1(b)(i) and 3.2(b)(i) of the EXPP, with a corresponding reduction in Service for purposes of Sections 3.1(b)(i) and 3.2(b)(i) of the USERP, as follows:

Date	Years of Service Under USERP	Years of Service Under EXPP	Total Years of Service

Feb. 11, 2003	6.0833	0	6.0833
Jan. 31, 2004	4	3	7
Jan. 31, 2005	2	6	8
Jan. 31, 2006	0	9	9

From and after January 31, 2006, such Additional Service Credits shall remain credited under the EXPP, and Executive’s benefits shall be determined solely under the EXPP, with Executive’s further Service accruing in accordance with the terms of the EXPP.  The provisions governing the accrual of Service under the EXPP set forth herein shall take precedence over any inconsistent provision of the EXPP, including without limitation Section 1.34(e) of the EXPP (providing phased-in credit for pre-participation Service).  Years of Service credited in accordance with the above table shall be determined in accordance with the rules generally applicable to crediting Service under the EXPP, including the rules which provide that Service shall be computed in 1/12ths of a year, with a full month being granted for each completed or partial calendar month.  The foregoing notwithstanding, in the event that Executive shall become eligible for Retirement Benefits or Deferred Vested Benefits under the USERP and/or the EXPP, the aggregate benefit payable to Executive under the USERP and/or the EXPP shall not be less than the Retirement Benefit or Deferred Vested Benefit, as the case may be, that would have been payable to Executive under the USERP had Executive continued to participate in the USERP from February 11, 2003 until the date of his retirement or termination of employment.  Moreover, in the event that Executive’s Surviving Spouse shall become eligible for death benefits under the USERP and/or the EXPP prior to the commencement of benefit payments to Executive, the Surviving Spouse’s Benefit shall not be less than the Surviving Spouse’s Benefit that would have been payable under the USERP had Executive continued to participate in the USERP from February 11, 2003 until the date of Executive’s death.  Furthermore, for purposes of calculating Retirement Benefits, Deferred Vested Benefits or Surviving Spouse’s Benefits payable under the USERP and/or the EXPP, Executive’s Average Final Compensation shall not be less than $465,000.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the EXPP (or if applicable, the USERP).

Any provision to the contrary contained in this Agreement notwithstanding, unless Executive is terminated by the Company for “Cause” (as defined in Section 8(a)), the following benefits shall be made available to Executive after the Term:

If Executive is eligible upon termination of employment for retiree coverage under the Company’s Health Plan (the “Health Plan”), Executive shall receive cash payments equal on an after-tax basis to the cost for retiree coverage under the Health Plan for Executive, his spouse and eligible dependents, with such payments to be made by the Company to Executive on a monthly basis for so long as he shall be eligible for retiree coverage under the Health Plan and in accordance with Section 7(g) of this Agreement. If or when Executive is not eligible for retiree coverage under the Health Plan (and eligibility for COBRA continuation coverage only shall not be considered eligibility for retiree coverage under the Health Plan under this Agreement), Executive shall instead receive cash payments equal on an after-tax basis to the value of the retiree coverage that Executive would have received under the Health Plan had Executive, his spouse and eligible dependents qualified for full retiree coverage under the Health Plan, with such payments to be made by the Company to Executive on a monthly basis for life and in accordance with Section 7(g) of this Agreement (it being understood that the Company payments to Executive attributable to this retiree coverage will be equal on an after-tax basis to the full monthly premium cost to Executive to purchase such coverage independently, and shall not be limited to the value of the Company contribution, if any, to the cost of retiree coverage under the Health Plan, but shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating). If Executive is eligible upon termination of employment for COBRA continuation coverage under the Health Plan and elects such coverage, Executive shall receive cash payments equal on an after-tax basis to the full monthly premium cost to Executive to purchase such COBRA continuation coverage for Executive, his spouse and eligible dependents, with such payments to be made by the Company to Executive on a monthly basis for the duration of Executive’s COBRA continuation period and in accordance with Section 7(g) of this Agreement, which payments shall be made in lieu of any payments provided hereinabove that would otherwise be made during the COBRA continuation period so that there is no duplication of payments during the COBRA continuation period.

(c)           Acceleration of Awards Upon a Change in Control.    In the event of a Change in Control (as defined in Section 8(b)), all outstanding stock options, restricted stock units, stock appreciation rights, restricted stock, and other equity-based awards then held by Executive shall become vested, and in the case of options and stock appreciation rights, exercisable.  In the event that any such vested equity-based award that is subject to Section 409A of the Code cannot be paid to Executive upon such Change in Control because such Change in Control does not qualify as a change in control within the meaning provided by Section 1.409A-3(i)(5) of the Regulations, Executive shall have the right to elect to denominate such award in cash both at the time of the Change in Control (as defined in Section 8(b) of this Agreement) and again upon termination of employment following the Change in Control.  If Executive elects to denominate such award in cash, the Company will adjust the cash payment to reflect the deferred payment date by multiplying the payment by the product of the six-month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury for the date on which the award was denominated in cash (or the most appropriate surrogate for such rate if such rate is not available) multiplied by a fraction, the numerator of which is the number of days from and including the date on which the award was denominated in cash until and including the date of payment of such award to Executive and the denominator of which is 365 and pay such adjusted amount.

(d)           Deferral of Compensation.  If the Company has in effect or adopts any deferral program or arrangement permitting executives to elect to defer any compensation, Executive will be eligible to participate in such program.  Any plan or program of the Company which provides benefits based on the level of salary, annual incentive, or other compensation of Executive shall, in determining Executive’s benefits, take into account the amount of salary, annual incentive, or other compensation prior to any reduction for voluntary contributions made by Executive under any deferral or similar contributory plan or program of the Company (excluding compensation that would not be taken into account even if not deferred), but shall not treat any payout or settlement under such a deferral or similar contributory plan or program to be additional salary, annual incentive, or other compensation for purposes of determining such benefits, unless otherwise expressly provided under such plan or program.

(e)           Company Registration Obligations.  The Company will use its best efforts to file with the Securities and Exchange Commission and thereafter maintain the effectiveness of one or more registration statements registering under the Securities Act of 1933, as amended (the “1933 Act”), the offer and sale of shares by the Company to Executive pursuant to stock options or other equity-based awards granted to Executive under Company plans or otherwise or, if shares are acquired by Executive in a transaction not involving an offer or sale to Executive but resulting in the acquired shares being “restricted securities” for purposes of the 1933 Act, registering the reoffer and resale of such shares by Executive.

(f)            Reimbursement of Expenses.  The Company will reimburse Executive for all reasonable business expenses and disbursements incurred by Executive in the performance of Executive’s duties during the Term in accordance with the Company’s reimbursement policies as in effect from time to time and the provisions of Section 7(g) of this Agreement.  If Executive becomes subject to Federal, state or local income tax on any such reimbursement, such taxable reimbursement shall be made on a fully grossed-up and after-tax basis so that Executive is held economically harmless.

(g)           Limitations Under Code Section 409A.  Anything in this Section 5 to the contrary notwithstanding, with respect to any payment otherwise required hereunder, in the event of any delay in the payment date as a result of Section 7(g) of this Agreement (relating to the six-month delay in payment of certain benefits to Specified Employees as required by Section 409A of the Code), the Company will adjust the payment to reflect the deferred payment date by multiplying the payment by the product of the six-month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury for the date on which such payment would have been made but for the delay (or the most appropriate surrogate for such rate if such rate is not available) multiplied by a fraction, the numerator of which is the number of days by which such payment was delayed and the denominator of which is 365. The Company will pay the adjusted payment at the beginning of the seventh month following Executive’s termination of employment.  Notwithstanding the foregoing, if calculation of the amounts payable by such payment date is not administratively practicable due to events beyond the control of Executive (or Executive’s beneficiary or estate) and for reasons that are commercially reasonable, payment will be made as soon as administratively practicable in compliance with Section 409A of the Code and the Regulations. In the event of Executive’s death during such six-month period, payment will be made in the payroll period next following the payroll period in which Executive’s death occurs.

6.             Termination Due to Retirement, Death, or Disability.

(a)           Retirement.  Executive may elect to terminate employment hereunder by retirement at or after age 55 or, upon the request of Executive, at such earlier age as may be approved by the Board (in either case, “Retirement”).  At the time Executive’s employment terminates due to Retirement, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment due to Retirement, and the Company will pay Executive at the time specified in Section 6(d), and Executive will be entitled to receive, the following:

(i)            Executive’s Compensation Accrued at Termination (as defined in Section 8(c));

(ii)           In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year and paid at the time specified in the applicable plan), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iii)          The vesting and exercisability of stock options and stock appreciation rights held by Executive at termination and all other terms of such options and stock appreciation rights shall be governed by the plans and programs and the agreements and other documents pursuant to which such options and stock appreciation rights were granted (subject to Section 10(f) hereof); and

(iv)          All restricted stock and deferred stock awards, including outstanding PERS awards, all other long-term incentive awards, and all deferral arrangements under Section 5(d), shall be governed by the plans and programs under which the awards were granted or governing the deferral, and all rights under the EXPP, USERP and any other benefit plan shall be governed by such plan subject to, in the case of the EXPP and USERP, Section 5(b) hereof including without limitation that Additional Service Credits that were credited as of Executive’s Retirement as provided in Section 5(b)(iv) of this Agreement shall be fully reflected.

(b)           Death.  In the event of Executive’s death which results in the termination of Executive’s employment, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after death, and the Company will pay Executive’s beneficiary or estate at the time specified in Section 6(d), and Executive’s beneficiary or estate will be entitled to receive, the following:

(i)            Executive’s Compensation Accrued at Termination;

(ii)           In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s death occurred, a lump sum amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year and paid at the time specified in the applicable plan), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of his death and the denominator of which is the total number of days in the year of death;

(iii)          The vesting and exercisability of stock options and stock appreciation rights held by Executive at death and all other terms of such options and stock appreciation rights shall be governed by the plans and programs and the agreements and other documents pursuant to which such options and stock appreciation rights were granted;

(iv)          All restricted stock and deferred stock awards, including outstanding PERS awards, all other long-term incentive awards, and all deferral arrangements under Section 5(d), shall be governed by the plans and programs under which the awards were granted or governing the deferral, and all rights under the EXPP, USERP and any other benefit plan shall be governed by such plan subject to, in the case of the EXPP and USERP, Section 5(b) hereof including without limitation that Additional Service Credits as provided in Section 5(b)(iv) of this Agreement that were credited as of Executive’s death shall be fully reflected and provided additionally that the surviving spouse benefit under the USERP and/or the EXPP shall be in an amount equal to 50% of the benefit that would have been payable under Section 3.1 or 3.2 of the EXPP upon Executive’s attainment of age 65 or Section 3.1 or 3.2 of the USERP upon Executive’s attainment of age 55 (whichever is applicable or in the appropriate combination thereof) without actuarial reduction or any other discount except as provided in Section 5.4 of the EXPP and the USERP with respect to a reduction on account of a surviving spouse who is more than ten years younger than Executive, and payment to Executive’s surviving spouse shall be made in a lump sum on the first day of the month next following the month in which Executive’s death occurs; and

(v)           For a period of 36 months after Executive’s death, t he Company shall pay to Executive’s surviving spouse on a monthly basis during such 36-month period and in accordance with Section 7(g) of this Agreement an amount equal on an after-tax basis to the total cost of coverage incurred by Executive’s surviving spouse during such 36-month period for either COBRA continuation coverage or retiree health coverage for Executive’s surviving spouse (and eligible dependents, if any) under the Company’s Health Plan, as elected by Executive’s surviving spouse.  No further benefits shall be paid under this Section 6(b)(v) after the expiration of such 36-month period.

(c)           Disability.  The Company may terminate the employment of Executive hereunder due to the Disability (as defined in Section 8(d)) of Executive.  Upon termination of employment, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment due to Disability, and the Company will pay Executive at the time specified in Section 6(d), and Executive will be entitled to receive, the following:

(i)            Executive’s Compensation Accrued at Termination;

(ii)           In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year and paid at the time specified in the applicable plan), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iii)          The vesting and exercisability of stock options and stock appreciation rights held by Executive at termination and all other terms of such options and stock appreciation rights shall be governed by the plans and programs and the agreements and other documents pursuant to which such options and stock appreciation rights were granted;

(iv)          The performance period under any long-term incentive plan pursuant to which equity or other awards have been granted shall be treated as satisfied and any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination. PERS for the year of termination shall be awarded which match the dollar value pro-rata amount of annual incentive compensation payable pursuant to Section 6(c)(ii) above and such PERS awards together with all previously granted and outstanding PERS awards, restricted stock, restricted stock units, deferred stock awards and other long-term incentive awards (to the extent then or previously earned, or earned as a result of this Section) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(v)           Disability benefits shall be payable in accordance with the Company’s plans, programs and policies, including the EXPP and USERP, provided; however, that there shall be no duplication of disability benefits provided under the EXPP and USERP and provided further that Executive’s retirement benefits under the USERP and/or EXPP shall fully reflect the Additional Service Credits that were credited as of Executive’s retirement as provided in Section 5(b)(iv) of this Agreement and the payment of such retirement benefits under the USERP and/or EXPP shall be made at the time and in the form provided in the USERP and/or EXPP, as the case may be, in an amount equal to 100% of the benefit under Sections 3.1 or 3.2 of the EXPP or Sections 3.1 or 3.2 of the USERP (whichever is applicable or in the appropriate combination thereof) without actuarial reduction or any other discount, and all deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral; and

(vi)          Executive shall continue to participate for the remainder of his life in those employee and executive benefit plans and programs under Section 5(b) in which Executive was participating immediately prior to termination to the extent such plans and programs provide medical benefits and shall continue to participate until the later of Executive’s attainment of age 65 and the date participation is generally available to employees in those employee and executive benefit plans and programs under Section 5(b) in which Executive was participating immediately prior to termination to the extent such plans and programs provide disability benefits and shall continue to participate until age 65 in such plans and programs to the extent they provide life insurance benefits, provided the terms of all such plans and programs allow Executive’s continued participation, as if Executive had continued in employment with the Company during such period.   For so long as Executive shall participate in the Company plans and programs referred to in this Section 6(c)(vi), Executive shall receive cash payments equal on an after-tax basis to his cost for participating in such plans and programs, with such payments to be made by the Company to Executive on a monthly basis and in accordance with Section 7(g) of this Agreement.  If or when the terms of the Company plans and programs referred to in this Section 6(c)(vi) do not allow Executive’s continued participation, Executive shall instead be paid cash payments equivalent on an after-tax basis to the value of the additional benefits described in this Section 6(c)(vi) that Executive would have received under such plans or programs had Executive continued to be employed for the remainder of his life in the case of medical benefits and until the later of age 65 and the date participation is generally available to employees in the case of plans and programs which provide disability benefits and until age 65 in the case of plans and programs which provide life insurance benefits, with such payments to be made by the Company to Executive on a monthly basis and in accordance with Section 7(g) of this Agreement (it being understood that the Company payments to Executive attributable to these benefits will be equal on an after-tax basis to the full monthly premium cost to Executive to purchase such benefits independently, and shall not be limited to the value of the Company contribution, if any, to the cost of an employee’s coverage under any such medical, disability or life benefits plan, but shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating). Notwithstanding the foregoing, Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 6(c)(vi).

(d)           Other Terms of Payment Following Retirement, Death, or Disability.  Nothing in this Section 6 shall limit the benefits payable or provided in the event Executive’s employment terminates due to Retirement, death, or Disability under the terms of plans or programs of the Company more favorable to the Executive (or his beneficiaries) than the benefits payable or provided under this Section 6 (except in the case of annual incentives in lieu of which amounts are paid hereunder), including plans and programs adopted after the date of this Agreement.  Amounts payable under this Section 6 following Executive’s termination of employment, other than those expressly payable following determination of performance for the year of termination for purposes of annual incentive compensation or otherwise expressly payable on a deferred basis, will be paid in the payroll period next following the payroll period in which termination of employment occurs; subject, however, to the provisions of Section 7(g) of this Agreement relating to the six-month delay in payment of certain benefits to Specified Employees as required by Section 409A of the Code. Any payment or reimbursement due within such six-month period shall be delayed to the end of such six-month period as required by Section 7(g). The Company will adjust the payment or reimbursement to reflect the deferred payment date by multiplying the payment by the product of the six-month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury for the date on which such payment or reimbursement would have been made but for the delay (or the most appropriate surrogate for such rate if such rate is not available) multiplied by a fraction, the numerator of which is the number of days by which such payment or reimbursement was delayed and the denominator of which is 365. In the event of a reimbursement that is required by other terms of this Agreement to be made on an after-tax basis which is subject to the six-month delay in payment as described in Section 7(g) of this Agreement, the reimbursement as adjusted in accordance with this Section 6(d) to reflect the deferred payment date shall be paid to Executive on an after-tax and fully grossed-up basis so that Executive is held economically harmless. The Company will pay the adjusted payment or reimbursement at the beginning of the seventh month following Executive’s termination of employment.  Notwithstanding the foregoing, if calculation of the amounts payable by such payment date is not administratively practicable due to events beyond the control of Executive (or Executive’s beneficiary or estate) and for reasons that are commercially reasonable, payment will be made as soon as administratively practicable in compliance with Section 409A of the Code and the Regulations. In the event of Executive’s death during such six-month period, payment will be made in the payroll period next following the payroll period in which Executive’s death occurs.

7.             Termination of Employment For Reasons Other Than Retirement, Death or Disability.

(a)           Termination by the Company for Cause.  The Company may terminate the employment of Executive hereunder for Cause (as defined in Section 8(a)) at any time.  At the time Executive’s employment is terminated for Cause, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment by the Company for Cause, and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)            Executive’s Compensation Accrued at Termination (as defined in Section 8(c));

(ii)           All stock options, stock appreciation rights, restricted stock and deferred stock awards, including outstanding PERS awards, and all other long-term incentive awards will be governed by the terms of the plans and programs under which the awards were granted; and

(iii)          All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, and all rights, if any, under the EXPP and USERP and any other benefit plan shall be governed by such plan.

(b)           Termination by Executive Other Than For Good Reason.  Executive may terminate his employment hereunder voluntarily for reasons other than Good Reason (as defined in Section 8(e)) at any time upon 90 days’ written notice to the Company.  An election by Executive not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of employment by Executive for reasons other than Good Reason at the date of expiration of the Term, unless a Change in Control (as defined in Section 8(b)) occurs prior to, and there exists Good Reason at, such date of expiration.  At the time Executive’s employment is terminated by Executive other than for Good Reason the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease, and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)            Executive’s Compensation Accrued at Termination;

(ii)           All stock options, stock appreciation rights, restricted stock and deferred stock awards, including outstanding PERS awards, and all other long-term incentive awards will be governed by the terms of the plans and programs under which the awards were granted; and

(iii)          All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, and all rights under the EXPP, USERP and any other benefit plan shall be governed by such plan, subject to Section 5(b) hereof, including without limitation that Additional Service Credits that were credited as of Executive’s termination as provided in Section 5(b)(iv) of this Agreement shall be fully reflected.

(c)           Termination by the Company Without Cause Prior to or More than Two Years After a Change in Control.  The Company may terminate the employment of Executive hereunder without Cause, if at the date of termination no Change in Control has occurred or such date of termination is at least two years after the most recent Change in Control, upon at least 90 days’ written notice to Executive.  The foregoing notwithstanding, the Company may elect, by written notice to Executive, to terminate Executive’s positions specified in Sections 1 and 3 and all other obligations of Executive and the Company under Section 3 at a date earlier than the expiration of such 90-day period, if so specified by the Company in the written notice, provided that Executive shall be treated as an employee of the Company (without any assigned duties) for all other purposes of this Agreement, including for purposes of Sections 4 and 5, from such specified date until the expiration of such 90-day period.  An election by the Company not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of Executive’s employment by the Company without Cause at the date of expiration of the Term and shall be subject to this Section 7(c) if at the date of such termination no Change in Control has occurred or such date of termination is at least two years after the most recent Change in Control; provided, however, that, if Executive has attained age 65 at such date of termination, such termination shall be deemed a Retirement of Executive.  At the time Executive’s employment is terminated by the Company (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)            Executive’s Compensation Accrued at Termination;

(ii)           Cash in an aggregate amount equal to one times the sum of (A) Executive’s Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive’s annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year.  The amount determined to be payable under this Section 7(c)(ii) shall be paid in a lump sum;

(iii)          In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)          Stock options and stock appreciation rights held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and, in other respects (including the period following termination during which such options and stock appreciation rights may be exercised), such options and stock appreciation rights shall be governed by the plans and programs and the agreements and other documents pursuant to which such options and stock appreciation rights were granted;

(v)           The performance period under any long-term incentive plan pursuant to which equity or other awards have been granted shall be treated as satisfied and any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination. PERS for the year of termination shall be awarded which match the dollar value pro-rata amount of annual incentive compensation payable pursuant to Section 7(c)(iii) above and such PERS awards together with all previously granted and outstanding PERS awards, restricted stock, restricted stock units, deferred stock awards and other long-term incentive awards (to the extent then or previously earned, or earned as a result of this Section) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)          All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

(vii)         All rights under the EXPP and USERP shall be governed by such plan, subject to Section 5(b) hereof including without limitation that Additional Service Credits that were credited as of Executive’s termination as provided in Section 5(b)(iv) of this Agreement shall be fully reflected; and

(viii)        For a period of two years after such termination, Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical, disability and life insurance benefits in which Executive was participating immediately prior to termination, the terms of which allow Executive’s continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. For so long as Executive shall participate in the Company plans and programs referred to in this Section 7(c)(viii), Executive shall receive cash payments equal on an after-tax basis to his cost for participating in such plans and programs, with such payments to be made by the Company to Executive on a monthly basis and in accordance with Section 7(g) of this Agreement.  If or when the terms of the Company plans and programs referred to in this Section 7(c)(viii) do not allow Executive’s continued participation, Executive shall instead be paid cash payments equivalent on an after-tax basis to the value of the additional benefits described in this

Section 7(c)(viii) that Executive would have received under such plans or programs had Executive continued to be employed during such period, with such payments to be made by the Company to Executive on a monthly basis during such period and in accordance with Section 7(g) of this Agreement (it being understood that the Company payments to Executive attributable to these benefits will be equal on an after-tax basis to the full monthly premium cost to Executive to purchase such benefits independently, and shall not be limited to the value of the Company contribution, if any, to the cost of an employee’s coverage under any such medical, disability or life benefits plan, but shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating). Notwithstanding the foregoing, Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(c)(viii).  Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this Section 7(c)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(c)(viii) if the Company had received adequate prior notice as required by this sentence. Notwithstanding the foregoing, nothing in this Section 7(c)(viii) shall alter any right Executive may have to participate in any Company medical, disability or life insurance benefits plan or program that covers former employees of the Company in accordance with the generally applicable terms of such plan or program nor shall it alter Executive’s right to health coverage as provided by Section 5(b) of this Agreement.

(d)           Termination by Executive for Good Reason Prior to or More than Two Years After a Change in Control.  Executive may terminate his employment hereunder for Good Reason, prior to a Change in Control or after the second anniversary of the most recent Change in Control, upon 90 days’ written notice to the Company; provided, however, that, if the Company has corrected the basis for such Good Reason within 30 days after receipt of such notice, Executive may not terminate his employment for Good Reason, and therefore Executive’s notice of termination will automatically become null and void.  At the time Executive’s employment is terminated by Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)            Executive’s Compensation Accrued at Termination;

(ii)           Cash in an aggregate amount equal to one times the sum of (A) Executive’s Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive’s annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year.  The amount determined to be payable under this Section 7(d)(ii) shall be paid in a lump sum;

(iii)          In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)          Stock options and stock appreciation rights held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and, in other respects (including the period following termination during which such options and stock appreciation rights may be exercised), such options and stock appreciation rights shall be governed by the plans and programs and the agreements and other documents pursuant to which such options and stock appreciation rights were granted;

(v)           The performance period under any long-term incentive plan pursuant to which equity or other awards have been granted shall be treated as satisfied and any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination.  PERS for the year of termination shall be awarded which match the dollar value pro-rata amount of annual incentive compensation payable pursuant to Section 7(d)(iii) above and such PERS awards together with all outstanding PERS awards, restricted stock, deferred stock awards and other long-term incentive awards (to the extent then or previously earned, or earned as a result of this Section) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)          All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

(vii)         All rights under the EXPP and USERP shall be governed by such plan, subject to Section 5(b) hereof including without limitation that Additional Service Credits that were credited as of Executive’s termination as provided in Section 5(b)(iv) of this Agreement shall be fully reflected; and

(viii)        For a period of two years after such termination, Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical, disability and life insurance benefits in which Executive was participating immediately prior to termination, the terms of which allow Executive’s continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. For so long as Executive shall participate in the Company plans and programs referred to in this Section 7(d)(viii), Executive shall receive cash payments equal on an after-tax basis to his cost for participating in such plans and programs, with such payments to be made by the Company to Executive on a monthly basis and in accordance with Section 7(g) of this Agreement.  If or when the terms of the Company plans and programs referred to in this Section 7(d)(viii) do not allow Executive’s continued participation, Executive shall instead be paid cash payments equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(d)(viii) that Executive would have received under such plans or programs had Executive continued to be employed during such period, with such payments to be made by the Company to Executive on a monthly basis during such period and in accordance with Section 7(g) of this Agreement (it being understood that the Company payments to Executive attributable to these benefits will be equal on an after-tax basis to the full monthly premium cost to Executive to purchase such benefits independently, and shall not be limited to the value of the Company contribution, if any, to the cost of an employee’s coverage under any such medical, disability or life benefits plan, but shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating).Notwithstanding the foregoing, Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(d)(viii). Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this Section 7(d)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(d)(viii) if the Company had received adequate prior notice as required by this sentence.  Notwithstanding the foregoing, nothing in this Section 7(d)(viii) shall alter any right Executive may have to participate in any Company medical, disability or life insurance benefits plan or program that covers former employees of the Company in accordance with the generally applicable terms of such plan or program nor shall it alter Executive’s right to health coverage as provided by Section 5(b) of this Agreement.

If any payment or benefit under this Section 7(d) is based on Base Salary or other level of compensation or benefits at the time of Executive’s termination and if a reduction in such Base Salary or other level of compensation or benefit was the basis for Executive’s termination for Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(d).

(e)           Termination by the Company Without Cause Within Two Years After a Change in Control.  The Company may terminate the employment of Executive hereunder without Cause, simultaneously with or within two years after a Change in Control, upon at least 90 days’ written notice to Executive.  The foregoing notwithstanding, the Company may elect, by written notice to Executive, to terminate Executive’s positions specified in Sections 1 and 3 and all other obligations of Executive and the Company under Section 3 at a date earlier than the expiration of such 90-day notice period, if so specified by the Company in the written notice, provided that Executive shall be treated as an employee of the Company (without any assigned duties) for all other purposes of this Agreement, including for purposes of Sections 4 and 5, from such specified date until the expiration of such 90-day period.  An election by the Company not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of Executive’s employment by the Company without Cause at the date of expiration of the Term and shall be subject to this Section 7(e) if the date of such termination coincides with or is within two years after a Change in Control; provided, however, that, if Executive has attained age 65 at such date of termination, such termination shall be deemed a Retirement of Executive.  At the time Executive’s employment is terminated by the Company (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)            Executive’s Compensation Accrued at Termination;

(ii)           Cash in an aggregate amount equal to three times the sum of (A) Executive’s Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive’s annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year.  The amount determined to be payable under this Section 7(e)(ii) shall be paid by the Company in a lump sum;

(iii)          In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)          Stock options and stock appreciation rights held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options or stock appreciation rights granted on or after the Effective Date shall remain outstanding and exercisable until the stated expiration date of the option or stock appreciation right as though Executive’s employment did not terminate, and, in other respects, such options and stock appreciation rights shall be governed by the plans and programs and the agreements and other documents pursuant to which such options and stock appreciation rights were granted;

(v)           The performance period under any long-term incentive plan pursuant to which equity or other awards have been granted shall be treated as satisfied and any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination.  PERS for the year of termination shall be awarded which match the dollar value pro-rata amount of annual incentive compensation payable pursuant to Section 7(e)(iii) above and such PERS awards together with all outstanding PERS awards, restricted stock, deferred stock awards and other long-term incentive awards (to the extent then or previously earned, or earned as a result of this Section) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)          All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

(vii)         All rights under the EXPP and USERP shall be governed by such plan, subject to Section 5(b) hereof including without limitation that Additional Service Credits that were credited as of Executive’s termination as provided in Section 5(b)(iv) of this Agreement shall be fully reflected; provided additionally that (a) payments under the EXPP and USERP shall be made as provided in Section 3.8 of the EXPP and the USERP in an amount equal to 100% of the benefit under Section 3.1 or 3.2 of the EXPP or Section 3.1 or 3.2 of the USERP (whichever is applicable or in the appropriate combination thereof) without actuarial reduction or any other discount and (b) any additional years of Service credited as a result of Section 3.8 of the EXPP or the USERP (governing Change in Control) shall be credited in calculating the benefits payable under the EXPP or the USERP, as the case may be; and

(viii)        For a period of three years after such termination, Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical, disability and life insurance benefits in which Executive was participating immediately prior to termination, the terms of which allow Executive’s continued participation, as if Executive had continued in employment with the Company during such period, and on terms no less favorable than the terms applicable to Executive before the Change in Control; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. For so long as Executive shall participate in the Company plans and programs referred to in this Section 7(e)(viii), Executive shall receive cash payments equal on an after-tax basis to his cost for participating in such plans and programs, with such payments to be made by the Company to Executive on a monthly basis and in accordance with Section 7(g) of this Agreement.  If or when the terms of the Company plans and programs referred to in this Section 7(e)(viii) do not allow Executive’s continued participation, Executive shall instead be paid cash payments equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(e)(viii) that Executive would have received under such plans or programs had Executive continued to be employed during such period, with such payments to be made by the Company to Executive on a monthly basis during such period and in accordance with Section 7(g) of this Agreement (it being understood that the Company payments to Executive attributable to these benefits will be equal on an after-tax basis to the full monthly premium cost to Executive to purchase such benefits independently, and shall not be limited to the value of the Company contribution, if any, to the cost of an employee’s coverage under any such medical, disability or life benefits plan, but shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating). Notwithstanding the foregoing, Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(e)(viii).  Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this Section 7(e)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(e)(viii) if the Company had received adequate prior notice as required by this sentence. Notwithstanding the foregoing, nothing in this Section 7(e)(viii) shall alter any right Executive may have to participate in any Company medical, disability or life insurance benefits plan or program that covers former employees of the Company in accordance with the generally applicable terms of such plan or program nor shall it alter Executive’s right to health coverage as provided by Section 5(b) of this Agreement.

(f)            Termination by Executive for Good Reason Within Two Years After a Change in Control.  Executive may terminate his employment hereunder for Good Reason, simultaneously with or within two years after a Change in Control, upon 90 days’ written notice to the Company; provided, however, that, if the Company has corrected the basis for such Good Reason within 30 days after receipt of such notice, Executive may not terminate his employment for Good Reason, and therefore Executive’s notice of termination will automatically become null and void.  At the time Executive’s employment is terminated by Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)            Executive’s Compensation Accrued at Termination;

(ii)           Cash in an aggregate amount equal to three times the sum of (A) Executive’s Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive’s annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year.  The amount determined to be payable under this Section 7(f)(ii) shall be paid in a lump sum;

(iii)          In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)          Stock options and stock appreciation rights held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options or stock appreciation rights granted on or after the Effective Date shall remain outstanding and exercisable until the stated expiration date of the option or stock appreciation right as though Executive’s employment did not terminate, and, in other respects, such options and stock appreciation rights shall be governed by the plans and programs and the agreements and other documents pursuant to which such options and stock appreciation rights were granted;

(v)           The performance period under any long-term incentive plan pursuant to which equity or other awards have been granted shall be treated as satisfied and any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination.  PERS for the year of termination shall be awarded which match the dollar value pro-rata amount of annual incentive compensation payable pursuant to Section 7(f)(iii) above and such PERS awards together with all outstanding PERS awards, restricted stock, deferred stock awards and other long-term incentive awards (to the extent then or previously earned, or earned as a result of this Section) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)          All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

(vii)         All rights under the EXPP and USERP shall be governed by such plan, subject to Section 5(b) hereof including without limitation that Additional Service Credits that were credited as of Executive’s termination as provided in Section 5(b)(iv) of this Agreement shall be fully reflected; provided additionally that (a) payments under the EXPP and USERP shall be made as provided in Section 3.8 of the EXPP and the USERP in an amount equal to 100% of the benefit under Section 3.1 or 3.2 of the EXPP or Section 3.1 or 3.2 of the USERP (whichever is applicable or in the appropriate combination thereof) without actuarial reduction or any other discount and (b) any additional years of Service credited as a result of Section 3.8 of the EXPP or the USERP (governing Change in Control) shall be credited in calculating the benefits payable under the EXPP or the USERP, as the case may be; and

(viii)        For a period of three years after such termination, Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical, disability and life insurance benefits in which Executive was participating immediately prior to termination, the terms of which allow Executive’s continued participation, as if Executive had continued in employment with the Company during such period, and on terms no less favorable than the terms applicable to Executive before the Change in Control; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits. For so long as Executive shall participate in the Company plans and programs referred to in this Section 7(f)(viii), Executive shall receive cash payments equal on an after-tax basis to his cost for participating in such plans and programs, with such payments to be made by the Company to Executive on a monthly basis and in accordance with Section 7(g) of this Agreement.  If or when the terms of the Company plans and programs referred to in this Section 7(f)(viii) do not allow Executive’s continued participation, Executive shall instead be paid cash payments equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(f)(viii) that Executive would have received under such plans or programs had Executive continued to be employed during such period, with such payments to be made by the Company to Executive on a monthly basis during such period and in accordance with Section 7(g) of this Agreement (it being understood that the Company payments to Executive attributable to these benefits will be equal on an after-tax basis to the full monthly premium cost to Executive to purchase such benefits independently, and shall not be limited to the value of the Company contribution, if any, to the cost of an employee’s coverage under any such medical, disability or life benefits plan, but shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating). Notwithstanding the foregoing, Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(f)(viii).  Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this Section 7(f)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(f)(viii) if the Company had received adequate prior notice as required by this sentence. Notwithstanding the foregoing, nothing in this Section 7(f)(viii) shall alter any right Executive may have to participate in any Company medical, disability or life insurance benefits plan or program that covers former employees of the Company in accordance with the generally applicable terms of such plan or program nor shall it alter Executive’s right to health coverage as provided by Section 5(b) of this Agreement.

If any payment or benefit under this Section 7(f) is based on Base Salary or other level of compensation or benefits at the time of Executive’s termination and if a reduction in such Base Salary or other level of compensation or benefit was the basis for Executive’s termination for Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(f).

(g)           Other Terms Relating to Certain Terminations of Employment; Reimbursements; Section 409A Exemptions; Delayed Payments Under Section 409A.

(i) Whether a termination is deemed to be at or within two years after a Change in Control for purposes of Sections 7(c), (d), (e), or (f) is determined at the date of termination, regardless of whether the Change in Control had occurred at the time a notice of termination was given.  In the event Executive’s employment terminates for any reason set forth in Section 7(b) through (f), Executive will be entitled to the benefit of any terms of plans or agreements applicable to Executive which are more favorable than those specified in this Section 7 (except in the case of annual incentives in lieu of which amounts are paid hereunder).

(ii) Amounts payable under this Section 7 following Executive’s termination of employment, other than those expressly payable on a deferred basis, will be paid in the payroll period next following the payroll period in which termination of employment occurs except as otherwise provided in this Section 7.

(iii) Any reimbursements made or in-kind benefits provided under this Agreement shall be subject to the following conditions:

(A)the amount of expenses eligible for reimbursement or in-kind benefits provided in any one taxable year of Executive shall not affect the amount of expenses eligible for reimbursement or in-kind benefits provided in any other taxable year of Executive;

(B) the reimbursement of any expense shall be made each calendar quarter and not later than the last day of Executive’s taxable year following Executive’s taxable year in which the expense was incurred (unless this Agreement specifically provides for reimbursement by an earlier date);

(C) the right to reimbursement of an expense or payment of an in-kind benefit shall not be subject to liquidation or exchange for another benefit.

In addition, with respect to any reimbursement made under Sections 5(b), 6(c)(vi), 7(c)(viii), 7(d)(viii), 7(e)(viii) and 7(f)(viii) for expenses for medical coverage purchased by Executive, any such reimbursements made during the period of time Executive would be entitled (or would, but for such reimbursement, be entitled) to continuation coverage under the Company Health Plan pursuant to COBRA if Executive had elected such coverage and paid the applicable premiums shall be exempt from Section 409A of the Code and the six-month delay in payment described hereinbelow pursuant to Section 1.409A-1(b)(9)(v)(B) of the Regulations.

(iv) Executive’s right to reimbursements under this Agreement shall be treated as a right to a series of separate payments under Section 1.409A-2(b)(2)(iii) of the Regulations.

(v) It is intended that payments made under this Agreement due to Executive’s termination of employment which are paid on or before the 15th day of the third month following the end of Executive’s taxable year in which his termination of employment occurs shall be exempt from compliance with Section 409A of the Code pursuant to the exemption for short-term deferrals set forth in Section 1.409A-1(b)(4) of the Regulations.

(vi) Anything in this Agreement to the contrary notwithstanding, payments to be made under this Agreement upon termination of Executive’s employment which are subject to

Section 409A of the Code shall be delayed for six months following such termination of employment if Executive is a Specified Employee as defined in Section 8(g) on the date of his termination of employment.  Any payment or reimbursement due within such six-month period shall be delayed to the end of such six-month period. The Company will adjust the payment or reimbursement to reflect the deferred payment date by multiplying the payment or reimbursement by the product of the six-month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury for the date on which such payment or reimbursement would have been made but for the delay (or the most appropriate surrogate for such rate if such rate is not available) multiplied by a fraction, the numerator of which is the number of days by which such payment or reimbursement was delayed and the denominator of which is 365.  In the event of a reimbursement that is required by other terms of this Agreement to be made on an after-tax basis and which is subject to the six-month delay provided herein, the reimbursement as adjusted in accordance with this Section 7(g) to reflect the deferred payment date shall be paid to Executive on an after-tax and fully grossed-up basis so that Executive is held economically harmless. The Company will pay the adjusted payment or reimbursement at the beginning of the seventh month following Executive’s termination of employment. Notwithstanding the foregoing, if calculation of the amounts payable by any payment date specified in this Section 7(g) is not administratively practicable due to events beyond the control of Executive (or Executive’s beneficiary or estate) and for reasons that are commercially reasonable, payment will be made as soon as administratively practicable in compliance with Section 409A of the Code and the Regulations thereunder.  In the event of Executive’s death during such six-month period, payment will be made in the payroll period next following the payroll period in which Executive’s death occurs.

(vii) Any payments to Executive in accordance with Sections 7(c) or 7(d) of this Agreement following the occurrence of a Potential Change in Control but prior to the Change in Control contemplated by such Potential Change in Control and any remaining payments to Executive in accordance with Sections 7(e) or 7(f) of this Agreement, respectively, following such Change in Control which are made as a result of the last sentence of Section 2 of this Agreement shall be deemed a single payment made upon Executive’s termination of employment for purposes of compliance with the permissible payment rules of Treasury Regulations Section 1.409A-3, but if such payments shall not qualify as a single payment made upon Executive’s termination of employment under the permissible payment rules of Treasury Regulations Section 1.409A-3, then the payments to be made under Sections 7(e) or 7(f) of this Agreement shall be made upon the earlier of a change in control of the Company within the meaning provided by Treasury Regulations Section 1.409A-3(i)(5) or 12 months after Executive’s termination of employment.

8.             Definitions Relating to Termination Events.

(a)           “Cause.”  For purposes of this Agreement, “Cause” shall mean Executive’s

(i)            willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness or Disability or any failure after the issuance of a notice of termination by Executive for Good Reason) which failure is demonstrably and materially damaging to the financial condition or reputation of the Company and/or its subsidiaries, and which failure continues more than 48 hours after a written demand for substantial performance is delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties hereunder and the demonstrable and material damage caused thereby; or

(ii)           the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

No act, or failure to act, on the part of Executive shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.  Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to Executive and an opportunity for Executive, together with Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in this definition and specifying the particulars thereof in detail.

(b)           “Change in Control.”  For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if, during the term of this Agreement:

(i)            any “Person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then-outstanding securities;

(ii)           during any period of twenty-four months (not including any period prior to the effectiveness of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections (8)(b)(i), (iii) or (iv) hereof, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)          the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity;

(iv)          the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)           the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

(c)           “Compensation Accrued at Termination.”  For purposes of this Agreement, “Compensation Accrued at Termination” means the following:

(i)            The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of Executive’s termination of employment, pro rated through such date of termination, payable in a lump sum at the time specified in Section 6(d) or Section 7(g), as the case may be;

(ii)           All vested, nonforfeitable amounts owing or accrued at the date of Executive’s termination of employment under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and 5(b) hereof (including any earned and vested annual incentive compensation and long-term incentive award) in which Executive theretofore participated, payable in accordance with the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted or accrued; and

(iii)          Reasonable business expenses and disbursements incurred by Executive prior to Executive’s termination of employment, to be reimbursed to Executive, as authorized under Section 5(f), in accordance the Company’s reimbursement policies as in effect at the date of such termination, payable in a lump sum in accordance with Section 7(g) with such reimbursements to be made on a fully grossed-up and after-tax basis if Executive is subject to Federal, state or local income tax on such reimbursements so that Executive is held economically harmless.

(d)           “Disability.”  For purposes of this Agreement, “Disability” shall have the meaning ascribed to it under the EXPP.

(e)           “Good Reason.”  For purposes of this Agreement, “Good Reason” shall mean, without Executive’s express written consent, the occurrence of any of the following circumstances unless, in the case of subsections (i), (iv), (vi) or (viii) hereof, such circumstances are fully corrected prior to the date of termination specified in the notice of termination given in respect thereof:

(i)            the assignment to Executive of duties inconsistent with Executive’s position and status as Senior Vice President and General Counsel, or an alteration, adverse to Executive, in Executive’s position and status as Senior Vice President and General Counsel or in the nature of Executive’s duties, responsibilities, and authorities or conditions of Executive’s employment from those relating to Executive position and status as Senior Vice President and General Counsel (excluding changes in assignments permitted under Section 3 and excluding inadvertent actions which are promptly remedied); except the foregoing shall not constitute Good Reason if occurring in connection with the termination of Executive’s employment for Cause, Disability, Retirement, as a result of Executive’s death, or as a result of action by or with the consent of Executive;

(ii)           (A) a reduction by the Company in Executive’s Base Salary, (B) the setting of Executive’s annual target incentive opportunity or payment of earned annual incentive in amounts less than specified under or otherwise not in conformity with Section 4 hereof, (C) a change in compensation or benefits not in conformity with Section 5, or (D) a reduction, after a Change in Control in perquisites from the level of such perquisites as in effect immediately prior to the Change in Control or as the same may have been increased from time to time after the Change in Control except for across-the-board perquisite reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company;

(iii)          the relocation of the principal place of Executive’s employment not in conformity with Section 3(b) hereof; for this purpose, required travel on the Company’s business will not constitute a relocation so long as the extent of such travel is substantially consistent with Executive’s customary business travel obligations in periods prior to the Effective Date;

(iv)          the failure by the Company to pay to Executive any portion of Executive’s compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date such compensation is due;

(v)           the failure by the Company to continue in effect any material compensation or benefit plan in which Executive participated immediately prior to a Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of compensation or benefits provided and the level of Executive’s participation relative to other participants, as existed at the time of the Change in Control;

(vi)          the failure of the Company to obtain a satisfactory agreement from any successor to the Company to fully assume the Company’s obligations and to perform under this Agreement, as contemplated in Section 12(b) hereof, in a form reasonably acceptable to Executive;

(vii)         any election by the Company not to extend the Term of this Agreement at the next possible extension date under Section 2 hereof, unless Executive will have attained age 65 at or before such extension date; or

(viii)        any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement;

provided, however, that a forfeiture under Section 10(f) or (g) shall not constitute “Good Reason.” Notwithstanding the foregoing, if Executive terminates his employment after a Potential Change in Control but prior to the Change in Control contemplated by such Potential Change in Control, a determination as to whether Executive will be deemed to have terminated his employment for Good Reason upon such Change in Control as provided in Section 2 of this Agreement will be made by substituting “Potential Change in Control” for “Change in Control” each place it appears in Sections 8(e)(ii) and (v) above.

Notwithstanding the foregoing provisions of this Section 8(e), and solely for purposes of the payment of restricted stock units, stock appreciation rights, PERS and other equity-based awards that are potentially subject to Section 409A of the Code and which become payable as a result of Executive’s termination of employment for “Good Reason” prior to or more than two years after a Change in Control under Section 7(d)(v) of this Agreement and not for any other purpose (it being understood that such awards are automatically accelerated upon a Change in Control pursuant to Section 5(c) of this Agreement), the following definition of Good Reason shall apply in lieu of the foregoing definition:

“Good Reason” shall mean, without Executive’s express written consent, the occurrence of any of the following circumstances provided that Executive shall have given notice of such circumstance(s) to the Company within a period not to exceed 90 days of the initial existence of such circumstance(s) and the Company shall not have remedied such circumstance(s) within 30 days after receipt of such notice:

(A)          the assignment to Executive of duties materially inconsistent with Executive’s position and status as Senior Vice President and General Counsel, or an alteration, materially adverse to Executive, in Executive’s position and status as Senior Vice President and General Counsel or in the nature of Executive’s duties, responsibilities, and authorities or conditions of Executive’s employment from those relating to Executive position and status as Senior Vice President and General Counsel (excluding changes in assignments permitted under Section 3 and excluding inadvertent actions which are promptly remedied); except the foregoing shall not constitute Good Reason if occurring in connection with the termination of Executive’s employment for Cause, Disability, Retirement, as a result of Executive’s death, or as a result of action by or with the consent of Executive;

(B)           (I) a material reduction by the Company in Executive’s Base Salary, (II) the setting of Executive’s annual target incentive opportunity or payment of earned annual incentive in amounts materially less than specified under or otherwise not in material conformity with Section 4 hereof, or (III) a material change in compensation or benefits not in material conformity with Section 5;

(C)           the relocation of the principal place of Executive’s employment not in material conformity with Section 3(b) hereof; for this purpose, required travel on the Company’s business will not constitute a relocation so long as the extent of such travel is substantially consistent with Executive’s customary business travel obligations in periods prior to the Effective Date;

(D)          the failure by the Company to pay to Executive any material portion of Executive’s compensation or to pay to Executive any material portion of an installment of deferred compensation under any deferred compensation program of the Company within a reasonable time after such compensation is due;

(E)           the failure of the Company to obtain a satisfactory agreement from any successor to the Company to fully assume the Company’s obligations and to perform under this Agreement, as contemplated in Section 12(b) hereof, in a form reasonably acceptable to Executive;

(F)           any election by the Company not to extend the Term of this Agreement at the next possible extension date under Section 2 hereof, unless Executive will have attained age 65 at or before such extension date; or

(G)           any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement;

provided, however, that a forfeiture under Section 10(f) or (g) shall not constitute “Good Reason.”

(f)            “Potential Change in Control”  For purposes of this Agreement, a “Potential Change in Control” shall be deemed to have occurred if, during the term of this Agreement:

(i)            the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(ii)           any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or

(iii)          the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(g)           “Specified Employee”         For purposes of this Agreement, a “Specified Employee” shall mean an employee of the Company, at a time when any stock of the Company is publicly traded on an established securities market or otherwise, who satisfies the requirements for being designated a “key employee” under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code at any time during a calendar year, in which case such employee shall be considered a Specified Employee for the twelve-month period beginning on the first day of the fourth month immediately following the end of such calendar year. Notwithstanding the foregoing, all employees who are nonresident aliens during an entire calendar year are excluded for purposes of determining which employees meet the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code for such calendar year. The term “nonresident alien” as used herein shall have the meaning set forth in Regulations Section 1.409A-1(j).  In the event of any corporate spinoff or merger, the determination of which employees meet the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code for any calendar year shall be determined in accordance with Regulations Section 1.409A-1(i)(6).

9.             Rabbi Trust Obligation Upon Potential Change in Control; Excise Tax-Related Provisions.

(a)           Rabbi Trust Funded Upon Potential Change in Control. In the event of a Potential Change in Control or Change in Control, the Company shall, not later than 15 days thereafter, have established one or more rabbi trusts and shall deposit therein cash in an amount sufficient to provide for full payment of all potential obligations of the Company that would arise assuming consummation of a Change in Control, or has arisen in the case of an actual Change in Control, and a subsequent termination of Executive’s employment under Section 7(e) or (f), and potential obligations under the last sentence of Section 2 of this Agreement. Such rabbi trust(s) shall be irrevocable and shall provide that the Company may not, directly or indirectly, use or recover any assets of the trust(s) until such time as all obligations which potentially could arise hereunder have been settled and paid in full, subject only to the claims of creditors of the Company in the event of insolvency or bankruptcy of the Company; provided, however, that if no Change in Control has occurred within two years after such Potential Change in Control, such rabbi trust(s) shall at the end of such two-year period become revocable and may thereafter be revoked by the Company.

(b)           Gross-up If Excise Tax Would Apply.  In the event Executive becomes entitled to any amounts or benefits payable in connection with a Change in Control or other change in ownership or control (whether or not such amounts are payable pursuant to this Agreement) (the “Change in Control Payments”), if any of such Change in Control Payments are subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (or any similar federal, state or local tax that may hereafter be imposed), the Company shall pay to Executive at the time specified in Section 9(b)(iii) hereof an additional amount (the “Gross-Up Payment”) such that the net amount retained by Executive, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payments provided for by Section 9(b), shall be equal to the Total Payments.

(i)            For purposes of determining whether any of the Change in Control Payments will be subject to the Excise Tax and the amount of such Excise Tax:

(A)  any payments or benefits received or to be received by Executive in connection with a Change in Control or other change in ownership or control or Executive’s termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (which, together with the Change in Control Payments, constitute the “Total Payments”) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of nationally-recognized tax counsel selected by Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

(B)  the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (x) the total amount of the Total Payments and (y) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying Section 9(b)(i)(A) hereof); and

(C)   the value of any non-cash benefits or any deferred payments or benefit shall be determined by a nationally-recognized accounting firm selected by Executive in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(ii)           For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could actually be obtained from deduction of such state and local taxes by Executive.  In the event that the Excise Tax is subsequently determined to be less than the amount taken into account and paid to Executive hereunder, Executive shall file for a refund of such excess Excise Tax.  Executive shall repay to the Company the excess Excise Tax amount actually refunded to Executive by the Internal Revenue Service within ten business days after the later of (A) the date that the Internal Revenue Service makes a final determination (within the meaning of Section 1313 of the Code) that an overpayment of such Excise Tax was made (and including a final determination of the amount thereof) and (B) the actual receipt of the refund check from the Internal Revenue Service for the amount of such overpayment of Excise Tax by Executive; provided, however, if no refund shall be due to Executive because such overpayment of the Excise Tax has been applied to satisfy Executive’s other tax liabilities, Executive shall notify the Company of such application of the overpayment to Executive’s other tax liabilities and shall pay to the Company within ten business days after such application of the overpayment to Executive’s other tax liabilities the amount of the Excise Tax that would otherwise have been refunded. In the event that the Excise Tax is determined to exceed the amount taken into account and paid hereunder, the Company shall make an additional Gross-Up Payment in respect of such excess within ten business days after the time that the amount of such excess is determined but in no event later than 30 days after the Change in Control.  In no event shall any Gross-Up Payment be made under this Section 9(b) later than the last day of Executive’s taxable year next following Executive’s taxable year in which Executive remits the Excise Tax.  Anything in this Section 9(b) to the contrary notwithstanding, any Gross-Up Payment to be made hereunder shall be subject to such delay in payment as may apply under Section 7(g) of this Agreement (including but not limited to Section 7(g)(vi)) in the event that such payment is made in connection with Executive’s termination of employment and is subject to Section 409A of the Code.

(iii)          The Gross-Up Payment provided for in this Section 9(b) shall be made at the same time as any payments giving rise to an Excise Tax are made; provided, however, that if the amount of such Gross-Up Payment cannot be finally determined at the same time as the payments giving rise to an Excise Tax are made, the Company shall pay to Executive at the time the payments giving rise to an Excise Tax are made an estimate, as determined in good faith by the Company pursuant to Section 9(b)(iv) hereof, of the amount of such Gross-Up Payment and shall pay the remainder of such Gross-Up Payment at the time provided in Section 9(b)(ii) above.  Executive’s right to payments under this Section 9(b) shall be treated as a right to a series of separate payments under Section 1.409A-2(b)(2)(iii) of the Regulations.

(iv)          All determinations under this Section 9(b) shall be made by the Company at its expense using a nationally recognized public accounting firm selected by Executive, and such determination shall be binding upon Executive and the Company.

10.           Non-Competition and Non-Disclosure; Executive Cooperation; Non-Disparagement; Certain Forfeitures.

(a)           Non-Competition. Without the consent in writing of the Board, Executive will not, at any time during the Term and for a period of two years following termination of Executive’s employment for any reason, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor, or director) in any business in which he has been directly engaged on behalf of the Company or any affiliate, or has supervised as an executive thereof, during the last two years prior to such termination, or which was engaged in or planned by the Company or an affiliate at the time of such termination, in any geographic area in which such business was conducted or planned to be conducted; (ii) induce any customers of the Company or any of its affiliates with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any of its affiliates, to curtail or cancel their business with the Company or any such affiliate; (iii) induce, or attempt to influence, any employee of the Company or any of its affiliates to terminate employment; or (iv) solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire, or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of the Company or any affiliate; provided, however, that the limitation contained in clause (i) above shall not apply if Executive’s employment is terminated as a result of a termination by the Company without Cause within two years following a Change in Control or is terminated by Executive for Good Reason within two years following a Change in Control, and provided further, that activities engaged in by or on behalf of the Company are not restricted by this covenant. The provisions of subparagraphs (i), (ii), (iii), and (iv) above are separate and distinct commitments independent of each of the other subparagraphs.  It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this Section 10(a).

(b)           Non-Disclosure; Ownership of Work. Executive shall not, at any time during the Term and thereafter (including following Executive’s termination of employment for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, any proprietary information, secrets, organizational or employee information, or other confidential information belonging or relating to the Company and its affiliates and customers so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process. In addition, upon termination of employment for any reason, Executive will return to the Company or its affiliates all documents and other media containing information belonging or relating to the Company or its affiliates. Executive will promptly disclose in writing to the Company all inventions, discoveries, developments, improvements and innovations (collectively referred to as “Inventions”) that Executive has conceived or made during the Term; provided, however, that in this context “Inventions” are limited to those which (i) relate in any manner to the existing or contemplated business or research activities of the Company and its affiliates; (ii) are suggested by or result from Executive’s work at the Company; or (iii) result from the use of the time, materials or facilities of the Company and its affiliates. All Inventions will be the Company’s property rather than Executive’s. Should the Company request it, Executive agrees to sign any document that the Company may reasonably require to establish ownership in any Invention.

(c)           Cooperation With Regard to Litigation. Executive agrees to cooperate with the Company, during the Term and thereafter (including following Executive’s termination of employment for any reason), by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate of the Company, as requested.  The Company agrees to reimburse Executive, on an after-tax basis each calendar quarter, for all expenses actually incurred in connection with his provision of testimony or assistance in accordance with the provisions of Section 7(g) of this Agreement but not later than the last day of the year in which the expense was incurred.

(d)           Non-Disparagement. Executive shall not, at any time during the Term and thereafter, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations.  Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from making truthful statements that are required by applicable law, regulation or legal process.

(e)           Release of Employment Claims.  Executive agrees, as a condition to receipt of any termination payments and benefits provided for in Sections 6 and 7 herein (other than Compensation Accrued at Termination), that he will execute a general release agreement, in substantially the form set forth in Attachment A to this Agreement, releasing any and all claims arising out of Executive’s employment other than enforcement of this Agreement and other than with respect to vested rights or rights provided for under Executive’s Change in Control Agreement, any equity plan, any compensation plan or any benefit plan or arrangement of the Company or rights to indemnification under any agreement, law, Company organizational document or policy, or otherwise.  The Company will provide Executive with a copy of such release simultaneously with or as soon as administratively practicable following the delivery of the notice of termination provided in Sections 6 and 7 of this Agreement, but not later than 21 days before (45 days before if Executive’s termination is part of an exit incentive or other employment termination program offered to a group or class of employees) Executive’s termination of employment.  Executive shall deliver the executed release to the Company eight days before the date provided in Section 7(g) of this Agreement for the payment of the termination payments and benefits payable under Sections 6 and 7 of this Agreement.

(f)            Forfeiture of Outstanding Options.  The provisions of Sections 6 and 7 notwithstanding, if Executive willfully and materially fails to substantially comply with any restrictive covenant under this Section 10 or willfully and materially fails to substantially comply with any material obligation under this Agreement, all options to purchase Common Stock granted by the Company and then held by Executive or a transferee of Executive shall be immediately forfeited and thereupon such options shall be cancelled. Notwithstanding the foregoing, Executive shall not forfeit any option unless and until there shall have been delivered to him, within six months after the Board (i) had knowledge of conduct or an event allegedly constituting grounds for such forfeiture and (ii) had reason to believe that such conduct or event could be grounds for such forfeiture, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Executive) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such forfeiture and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive has engaged and continues to engage in conduct set forth in this Section 10(f) which constitutes grounds for forfeiture of Executive’s options; provided, however, that if any option is exercised after delivery of such notice and the Board subsequently makes the determination described in this sentence, Executive shall be required to pay to the Company an amount equal to the difference between the aggregate value of the shares acquired upon such exercise at the date of the Board determination and the aggregate exercise price paid by Executive. Any such forfeiture shall apply to such options notwithstanding any term or provision of any option agreement. In addition, options granted to Executive on or after January 1, 2000, and gains resulting from the exercise of such options, shall be subject to forfeiture in accordance with the Company’s standard policies relating to such forfeitures and clawbacks, as such policies are in effect at the time of grant of such options.

(g)           Forfeiture of Certain Bonuses and Profits.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if Executive, knowingly or through gross negligence, caused or failed to prevent such misconduct, Executive shall reimburse the Company for (1) any bonus or other incentive based or equity-based compensation received by Executive from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement; and (2) any profits realized from the sale of securities of the Company during that 12-month period.

(h)           Survival. The provisions of this Section 10 shall survive the termination of the Term and any termination or expiration of this Agreement.

11.           Governing Law; Disputes; Arbitration.

(a)           Governing Law.  Anything in the USERP or the EXPP to the contrary notwithstanding, this Agreement and the rights and obligations of the Company and Executive under the USERP and the EXPP are governed by and are to be construed, administered, and enforced in accordance with the laws of the State of Connecticut, without regard to conflicts of law principles, except insofar as federal laws and regulations and the Delaware General Corporation Law may be applicable. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. If under the governing law, any portion of this Agreement or the USERP or the EXPP is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted therefrom. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion thereof. If any court determines that any provision of Section 10 of this Agreement is unenforceable because of the duration or geographic scope of such provision, it is the parties’ intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.  Anything in this Agreement to the contrary notwithstanding, the terms of this Agreement shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the Regulations so as not to subject Executive to the payment of any tax penalty or interest which may be imposed by Section 409A of the Code and the Company shall have no right to accelerate or make any payment under this Agreement except to the extent such action would not subject Executive to the payment of any tax penalty or interest under Section 409A of the Code.  If all or a portion of the benefits and payments provided under this Agreement constitute taxable income to Executive for any taxable year that is prior to the taxable year in which such payments and/or benefits are to be paid to Executive as a result of the Agreement’s failure to comply with the requirements of Section 409A of the Code and the Regulations, the applicable payment or benefit shall be paid immediately to Executive to the extent such payment or benefit is required to be included in income.  If Executive becomes subject to any tax penalty or interest under Section 409A of the Code by reason of this Agreement, the Company shall reimburse Executive on a fully grossed-up and after-tax basis for any such tax penalty or interest (so that Executive is held economically harmless) ten business days prior to the date such tax penalty or interest is due and payable by Executive to the government.

(b)           Reimbursement of Expenses in Enforcing Rights.  The Company shall promptly pay or reimburse all reasonable costs and expenses (including fees and disbursements of counsel and pension experts) incurred by Executive or Executive’s surviving spouse in seeking to interpret this Agreement or enforce rights pursuant to this Agreement or in any proceeding in connection therewith brought by Executive or Executive’s surviving spouse, whether or not Executive or Executive’s surviving spouse is ultimately successful in enforcing such rights or in such proceeding; provided, however, that no reimbursement shall be owed with respect to expenses relating to any unsuccessful assertion of rights or proceeding if and to the extent that such assertion or proceeding was initiated or maintained in bad faith or was frivolous, as determined by the arbitrators in accordance with Section 11(c) or a court having jurisdiction over the matter.  Any such payment or reimbursement shall be made on an after-tax basis each calendar quarter for all costs and expenses actually incurred as provided in this Section 11(b) and in accordance with the provisions of Section 7(g) of this Agreement, but not later than the last day of the year in which the expense was incurred.

(c)           Arbitration.  Anything in the USERP or the EXPP to the contrary notwithstanding, any dispute or controversy arising under or in connection with this Agreement or the USERP or the EXPP shall be settled exclusively by arbitration in Fairfield, CT, by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the District of Connecticut, (ii)

any of the courts of the State of Connecticut, or (iii) any other court having jurisdiction. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 11(b) of this Agreement, the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 11 and shall pay such costs and expenses each calendar quarter in accordance with the provisions of Section 7(g) of this Agreement, but not later than the last day of the year in which the expense was incurred. Notwithstanding any provision in this Section 11, Executive shall be paid and shall be entitled to seek specific performance of Executive’s right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

(d)           Interest on Unpaid Amounts.  Any amount which has become payable pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 11 but which has not been timely paid shall bear interest at the prime rate in effect at the time such amount first becomes payable, as quoted by the Company’s principal bank, except as otherwise provided in Sections 5(c), 5(g) and 7(g) of this Agreement (concerning interest payable with respect to certain delayed payments that are subject to Section 409A of the Code).

12.           Miscellaneous.

(a)           Integration.  During the Term of this Agreement, this Agreement cancels and supersedes any and all prior employment agreements and understandings between the parties hereto with respect to the employment of Executive by the Company, any parent or predecessor company, and the Company’s subsidiaries during the Term, except for contracts, plans or arrangements relating to compensation, equity or benefits under executive compensation, equity or benefit plans of the Company and its subsidiaries.  Notwithstanding the foregoing, in the event of any conflict or ambiguity between this Agreement and the Employee Protection Plan as applicable to Executive or the Change-in-Control Agreement executed by Executive and the Company or the EXPP or the USERP, the provisions of this Agreement shall govern except that Executive shall remain entitled to any provision, right or benefit under the Employee Protection Plan or the Change-in-Control Agreement or the EXPP or the USERP for so long as such plan or agreement remains in effect, if and to the extent that such provision, right or benefit in such plan or agreement is more favorable to Executive than a corresponding provision, right or benefit under this Agreement (or if there is no corresponding provision, right or benefit under this Agreement).  If any provision, right or benefit under the Employee Protection Plan or Executive’s Change-in-Control Agreement or the EXPP or the USERP is more favorable to Executive than a corresponding provision, right or benefit under this Agreement (or if there is no corresponding provision, right or benefit under this Agreement), such provision, right or benefit under the Employee Protection Plan or the Change-in-Control Agreement or the EXPP or the USERP, as the case may be, shall be deemed included in this Agreement without any requirement to give effect to the entirety of the Employee Protection Plan, the Change-in-Control Agreement, the EXPP or the USERP from which such provision, right or benefit arose.  In the event that the benefit payable under the Employee Protection Plan is more favorable to Executive than a corresponding provision of this Agreement, the benefit calculated in accordance with the terms of the Employee Protection Plan shall be paid in a lump sum at the time provided in Section 7(g) of this Agreement in lieu of installments as provided under the Employee Protection Plan. Notwithstanding the foregoing, no payment or benefit under the Employee Protection Plan or the Change-in-Control Agreement or the EXPP or the USERP shall be made or extended which duplicates any payment or benefit hereunder.  If and to the extent that this Agreement may provide enhanced benefits to Executive under the EXPP or the USERP which benefits are not explicitly provided for under the EXPP or the USERP, the EXPP or the USERP shall be deemed amended by this Agreement (but only insofar as it pertains to Executive).  This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Executive under any prior agreements and understandings or under any benefit or compensation plan of the Company which are in effect.

(b)           Successors; Transferability. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise and, in the case of an acquisition of the Company in which the corporate existence of the Company continues, the ultimate parent company following such acquisition. Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 12(c), or by the Company except to a successor as defined in this Section 12(b).

(c)           Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits provided hereunder following Executive’s death.

(d)           Notices. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

If to the Company:

IMS HEALTH INCORPORATED

901 Main Avenue, Suite 612

Norwalk, CT  06851

Attention: Chief Executive Officer

If to Executive:

Mr. Robert H. Steinfeld

Senior Vice President and General Counsel

IMS Health Incorporated

901 Main Avenue, Suite 612

Norwalk, CT  06851

If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective two days after deposit into the mails by delivery to the U.S. Post Office.

(e)           Reformation. The invalidity of any portion of this Agreement shall not be deemed to render the remainder of this Agreement invalid.

(f)            Headings. The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

(g)           No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

(h)           No Obligation To Mitigate. Executive shall not be required to seek other employment or otherwise to mitigate Executive’s damages upon any termination of employment, and any compensation or benefits received from any other employment of Executive shall not mitigate or reduce the obligations of the Company or the rights of Executive hereunder, except that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are similar to the benefits referred to in Section 5(b) hereof, any such benefits to be provided by the Company to Executive following the Term shall be correspondingly reduced.

(i)            Offsets; Withholding. The amounts required to be paid by the Company to Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Company by Executive due to his receipt of funds as a result of his fraudulent activity. The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Executive under this Agreement, including under Sections 6 and 7, or otherwise by the Company, will be subject to withholding to satisfy required withholding taxes and other required deductions.

(j)            Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

(k)           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13.           Indemnification.

All rights to indemnification by the Company now existing in favor of Executive as provided in the Company’s Certificate of Incorporation or By-laws or pursuant to other agreements in effect on or immediately prior to the Effective Date shall continue in full force and effect from the Effective Date (including all periods after the expiration of the Term), and the Company shall also advance expenses on a fully grossed-up and after-tax basis for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that Executive provide an undertaking to repay such advances if it is ultimately determined that Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether Executive’s conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company’s Certificate of Incorporation, By-laws, or other agreement shall be made by independent counsel mutually acceptable to Executive and the Company (except to the extent otherwise required by law) which determination shall be subject to arbitration in accordance with Section 11(c) of this Agreement.  The standard for indemnification or advancement of costs and expenses incurred by Executive or Executive’s spouse in seeking to interpret this Agreement or enforce rights pursuant to this Agreement or in any proceeding in connection therewith shall be governed by Section 11(b) of this Agreement. After the date hereof, the Company shall not amend its Certificate of Incorporation or By-laws or any agreement in any manner which adversely affects the rights of the Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Agreement shall not limit or reduce any rights of Executive to indemnification pursuant to applicable law.  In addition, the Company will maintain directors’ and officers’ liability insurance in effect and covering acts and omissions of Executive during the Term and for a period of six years thereafter on terms substantially no less favorable than those in effect on the date of execution of this Agreement.

IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed this 24th day of October, 2008.

IMS HEALTH INCORPORATED

/s/ David R. Carlucci
By: David R. Carlucci
Chairman of the Board, Chief Executive Officer and President

/s/ Robert H. Steinfeld
Robert H. Steinfeld

ATTACHMENT A

RELEASE

We advise you to consult an attorney before you sign this Release. You have until the date which is seven (7) days after the Release is signed and returned to IMS Health Incorporated to change your mind and revoke your Release. Your Release shall not become effective or enforceable until after that date.

In consideration for the benefits provided under your Employment Agreement with IMS Health Incorporated as amended and restated effective January 1, 2005 (the “Employment Agreement”), and more specifically enumerated in Exhibit 1 hereto, by your signature below, you, for yourself and on behalf of your heirs, executors, agents, representatives, successors and assigns, hereby release and forever discharge the Company, its past and present parent corporations, subsidiaries, divisions, subdivisions, affiliates and related companies (collectively, the “Company”) and the Company’s past, present and future agents, directors, officers, employees, representatives, successors and assigns (hereinafter “those associated with the Company”) with respect to any and all claims, demands, actions and liabilities, whether in law or equity, which you may have against the Company or those associated with the Company of whatever kind, including but not limited to those arising out of your employment with the Company or the termination of that employment. You agree that this release covers, but is not limited to, claims arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Fair Labor Standards Act, 29 U.S.C. § 201 et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the Connecticut Fair Employment Practices Act, C.G.S. § 46a-51 et seq., and any other local, state or federal law, regulation or order dealing with discrimination in employment on the basis of sex, race, color, national origin, veteran status, marital status, religion, disability, handicap, or age. You also agree that this release includes claims based on wrongful termination of employment, breach of contract (express or implied), tort, or claims otherwise related to your employment or termination of employment with the Company and any claim for attorneys’ fees, expenses or costs of litigation.

This Release covers all claims based on any facts or events, whether known or unknown by you, that occurred on or before the date of this Release. Except to enforce this Release, you agree that you will never commence, prosecute, or cause to be commenced or prosecuted any lawsuit or proceeding of any kind against the Company or those associated with the Company in any forum and agree to withdraw with prejudice all complaints or charges, if any, that you have filed against the Company or those associated with the Company.

Anything in this Release to the contrary notwithstanding, this Release does not include a release of (i) your rights under the Employment Agreement or your Change in Control Agreement or your right to enforce the Employment Agreement or the Change in Control Agreement; (ii) any rights you may have to indemnification or insurance under any agreement, law, Company organizational document or policy, or otherwise; (iii) any rights you may have to equity, compensation or benefits under the Company’s equity, compensation or benefit plans; or (iv) your right to enforce this Release.

By signing this Release, you further agree as follows:

You have read this Release carefully and fully understand its terms;

You have had at least twenty-one (21) days to consider the terms of the Release;

You have seven (7) days from the date you sign this Release to revoke it by written notification to the Company. After this seven (7) day period, this Release is final and binding and may not be revoked;

You have been advised to seek legal counsel and have had an opportunity to do so;

You would not otherwise be entitled to the benefits provided under your Employment Agreement had you not agreed to execute this Release; and

1

Your agreement to the terms set forth above is voluntary.

Name:
Signature:	Date:
Received by:	Date:

Attachment:  Exhibit 1

2